UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2019

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CNO	New York Stock Exchange
Rights to purchase Series D Junior Participating Preferred Stock		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Commencement of Senior Notes Offering

On May 28, 2019, CNO Financial Group, Inc. (the "Company") commenced an offering of $425 million of senior notes maturing in 2027. The Company intends to use the net proceeds from the offering, together with approximately $11 million of cash on hand, to: (i) repay all amounts outstanding under its existing unsecured revolving credit facility; (ii) redeem and satisfy and discharge all of its outstanding 4.50% Senior Notes due May 2020 (the "Existing Notes"); and (iii) pay fees and expenses related to the foregoing. A copy of the press release announcing the commencement of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Redemption of Existing Notes and Satisfaction and Discharge of the Existing Notes Indenture

On May 28, 2019, the Company provided a notice of conditional redemption to the holders of the Company's Existing Notes. Pursuant to the notice of conditional redemption, all outstanding Existing Notes will be redeemed on June 12, 2019 (the "Redemption Date") at a redemption price equal to 100% of the principal amount of the Existing Notes plus the applicable premium under the terms of the related indenture, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (the "Redemption Price"). The notice of conditional redemption is conditioned upon the consummation of a debt financing transaction by the Company yielding net proceeds in an aggregate amount at least equal to the Redemption Price for the Existing Notes. On or prior to the Redemption Date, the Company anticipates depositing, with the Trustee, sufficient funds to pay the Redemption Price and any other fees and expenses payable under the indenture. As a result, the Company will be released from its obligations under the Existing Notes and the related indenture as to the Existing Notes pursuant to the satisfaction and discharge provisions of such indenture.

Item 9.01(d).	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release of CNO Financial Group, Inc., dated May 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: May 28, 2019
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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